LANZATECH GLOBAL, INC.
CONVERTIBLE NOTE PURCHASE AGREEMENT
THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of August 5, 2024 (the “Effective Date”) by and among LanzaTech Global, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Schedule I hereto as of the Effective Date and as added from time to time after the Effective Date in accordance with the terms of this Agreement (collectively, the “Purchasers” and each individually, a “Purchaser”).
WHEREAS, the Purchasers severally have agreed to purchase, and the Company has agreed to sell, convertible promissory notes (the “Notes” and each a “Note”) up to an aggregate principal amount of $150,000,000 in connection with a financing by Purchasers under this Agreement, which Notes shall be convertible into securities of the Company on the terms set forth therein (the “Conversion Shares”).
NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, and for other valuable consideration, the parties hereto agree as follows:
1.PURCHASE AND SALE OF THE NOTES
1.1The Notes. Subject to the terms of this Agreement, at each Closing (as defined in Section 1.2), the Company agrees to issue and sell to each Purchaser a Note in the principal amount set forth opposite the applicable Purchaser’s name on Schedule I hereto (the “Principal Amount”). Each Note shall be substantially in the form attached hereto as Exhibit A.
1.2Closings.
(a)The closing of each Purchaser’s purchase of a Note (each, a “Closing”) shall take place remotely via the electronic exchange of documents and signatures on a date mutually agreed between the Company and such Purchaser but no later than 120 days following the Effective Date.
(b)At any time and from time to time during such 120-day period following the Effective Date, the Company may issue and sell Notes to additional purchasers not party to this Agreement as of the Effective Date (the “Additional Purchasers”), subject to each such Additional Purchaser signing a counterpart signature page to this Agreement and to the Registration Rights Agreement (as defined below) and agreeing to be bound by the terms and conditions set forth herein. This Agreement, including Schedule I, may be amended by the Company without the consent of any Purchasers to include any Additional Purchasers upon the execution by such Additional Purchasers of a counterpart signature page hereto. Any Notes sold pursuant to this Section 1.2(b) shall be deemed to be “Notes,” for all purposes under this Agreement, and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

1.3Delivery. At each Closing: (a) each Purchaser purchasing a Note at such Closing shall deliver to the Company a check or wire transfer funds to an account specified by the Company in the amount equal to the Principal Amount of such Note and (b) the Company shall deliver to each such Purchaser a Note in such Principal Amount.
1.4Withholding. All payments made by the Company under any Note or this Agreement will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (“Taxes”), except as required by applicable laws, in which case the Company shall be entitled to make such deduction or withholding. If the Company or any of its agents so withholds (or causes to be withheld) any such Taxes and timely remits such Taxes to the appropriate governmental authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Purchaser in respect of which such deduction and withholding was made, except as otherwise provided in Section 6.6. In the case of a Purchaser that is a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), such person shall deliver executed copies of Internal Revenue Service (“IRS”) Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding Tax. In the case of a Purchaser that is a non-U.S. person, such Purchaser shall provide: (a) in the case of a non-U.S. Purchaser claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Agreement, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Transaction Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty; (b) executed copies of IRS Form W-8ECI; (c) in the case of a non-U.S. Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such non-U.S. Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or (d) to the extent a non-U.S. Purchaser is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the non-U.S. Purchaser is a partnership and one or more direct or indirect partners of such non-U.S. Purchaser are claiming the portfolio interest exemption, such non-U.S. Purchaser may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner.

2.REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to each Purchaser, as of the Effective Date and as of the date of each applicable Closing:
2.1Organization, Good Standing, Corporate Power and Qualification. The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary,” collectively, the “Subsidiaries”), are, and will be, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization. The Company and each Subsidiary are duly licensed or qualified as a foreign corporation for transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Company’s filings (the “SEC Filings”) made with the Securities and Exchange Commission (the “Commission”), except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), stockholders’ equity or results of operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”).
2.2Authorization. All corporate action required to be taken by the Company’s Board of Directors and stockholders in order to authorize the Company to enter into this Agreement and a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B, pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder and applicable state securities laws (the “Registration Rights Agreement”) and to issue the Notes (together with this Agreement and the Registration Rights Agreement, the “Transaction Agreements”) has been taken or will be taken prior to the Effective Date. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Agreements and the performance of all obligations of the Company under the Transaction Agreements to be performed as of each Closing has been taken or will be taken prior to the Effective Date. The Transaction Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The Conversion Shares, when issued in accordance with the provisions of this Agreement and the Notes, will be validly issued, fully paid and nonassessable and free of any liens or encumbrances. The Notes, when issued in accordance with the provisions of this Agreement, (i) will not violate any preemptive rights or rights of first refusal, and (ii) will be issued in compliance with all applicable federal and state securities laws; provided, however, that the Notes may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time such transfer is proposed.
2.3Subsidiaries. The Company owns directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and other than (i) those subsidiaries not required to be listed on Exhibit 21.1 by Item 601 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.
2.4Capitalization.
(a)The authorized capital of the Company consists of (i) 400,000,000 shares of Common Stock of the Company, $0.0001 par value per share (the “Common Stock”), of which 197,765,067 shares of Common Stock are issued and outstanding as of the date hereof, and (ii) 20,000,000 shares of preferred stock of the Company, $0.0001 par value per share (the “Preferred Stock”), of which no shares of Preferred Stock are issued and outstanding as of the date hereof. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Nasdaq Stockholder Approval and receipt by the Company of requisite approval from its stockholders of the Authorized Share Amendment (together, the “Requisite Stockholder Approvals”), no further approval or authorization of any stockholder, the Board of Directors or other person is required for the issuance of the Notes or the Conversion Shares. As used herein, “Nasdaq Stockholder Approval” means the receipt by the Company of requisite approval from its stockholders in accordance with Nasdaq Stock Market Rule 5635 (i) to issue more than 19.9% of its outstanding shares of Common Stock at an issue price below the “minimum price” in connection with settlement of conversions of the Notes and (ii) to effect any “change of control” under Nasdaq Stock Market Rule 5635 in connection with settlement of conversions of the Notes, and “Authorized Share Amendment” means an amendment to the Company’s Amended and Restated Certificate of Incorporation, increasing the number of authorized shares of Common Stock to an amount that is sufficient, in the Company’s sole judgment, to settle the conversion of all then-outstanding Notes at the conversion rate then applicable without giving effect to any Beneficial Ownership Limitation (as defined below).
(b)The Company has reserved an aggregate of 45,858,812 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 2013 Stock Plan, 2015 Stock Plan, 2019 Stock Plan, and the 2023 Long-Term Incentive Plan duly adopted by the Board of Directors of the Company and approved by the Company stockholders (collectively, the “Stock Plans”). Of such reserved shares of Common

Stock, (i) options to purchase an aggregate of 19,006,587 shares have been granted and are currently outstanding, (ii) restricted stock units in the aggregate of 7,885,931 are currently outstanding, and (iii) an aggregate of 18,966,294 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plans, all of which remain uncommitted and unallocated.
(c)Except for (i) the conversion privileges of the Notes, (ii) warrants, options and other convertible securities convertible into or exercisable for an aggregate of 23,403,989 shares of Common Stock, as further described in the Company’s registration statement on Form S-3 (File No. 333-279239) as filed with the Commission on May 9, 2024 and (iii) the securities and rights described in Sections 2.4(a)(ii) and 2.4(b) of this Agreement and, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable for shares of Common Stock or Preferred Stock.
2.5No Conflicts. The Company is not in violation or default (a) of any provisions of the Amended and Restated Certificate of Incorporation of the Company or its bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) of any provision of federal or state statute, rule or regulation applicable to the Company, in the case of clauses (b)-(d) that would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby, subject to the obtainment of the Requisite Stockholder Approvals, will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
2.6Consents and Filings. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Agreements, other than: (i) the Requisite Stockholder Approvals, (ii) the filing, with the Secretary of State of the State of Delaware, of the Authorized Share Amendment, (iii) any filings with the Commission to disclose entry into and the terms of the Transaction Agreements, (iv) the filing of the one or more registration statements with the Commission pursuant to the Registration Rights Agreement, (v) the filing of Form D with the Commission and applicable state blue sky filings and (vi) the notice and/or application(s) to Nasdaq for the listing of the Conversion Shares for trading thereon in the time and manner required thereby.
2.7Issuance of the Notes and Conversion Shares. The issuance of the Notes is duly authorized and, when issued and paid for in accordance with the applicable Transaction Agreements, the Notes will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Agreements. The issuance of the Conversion Shares has been duly authorized, and the Conversion Shares, when issued in accordance with the terms of the Transaction Agreements and subject to the Requisite Stockholder Approvals, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided for in the Transaction Agreements. Subject to the filing, with the Secretary of State of the State of Delaware, of the Authorized Share Amendment, the Company will reserve from its duly authorized capital stock the maximum number of Conversion Shares issuable pursuant to Notes.
2.8No Litigation. There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject (i) other than proceedings accurately described in all material respects in the SEC Filings and proceedings that would not reasonably be expected have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereunder or (ii) that are required to be disclosed in the SEC Filings and are not so disclosed; and there are no statutes, regulations, contracts or other documents that are required to be disclosed in the SEC Filings or to be filed as exhibits thereto that are not disclosed or filed as required.
2.9Title to Real and Personal Property. The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the SEC Filings as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property described in the SEC Filings as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.10Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the SEC Filings, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate) and have been prepared in compliance with the published requirements of the Securities Act and the Exchange Act as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and the Subsidiaries contained or incorporated by reference in the SEC Filings, are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the SEC Filings that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the SEC Filings that are required to be described in the SEC Filings; and all disclosures contained or incorporated by reference in the SEC Filings, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
2.11Changes. Other than as disclosed in the SEC Filings, since the date of the most recent financial statements of the Company included in the SEC Filings, there has not been (a) any change in the assets, liabilities, financial condition or operating results of the Company and its Subsidiaries from that reflected in the financial statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect, (b) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect, (c) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any of its Subsidiaries, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets or (d) the incurrence of any indebtedness by the Company or any of its Subsidiaries (including as a guarantor or indemnitor of any indebtedness of any other Person) other than as otherwise expressly set forth in the Transaction Agreements.
2.12Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3 hereof, the offer, sale and issuance of the Notes, the issuance of any Conversion Shares upon conversion of the Notes in accordance with the terms thereof, are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.
2.13Broker’s and Finder’s Fees. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby, other than to Barclays Capital Inc. (“Barclays”).
2.14No Disqualification Events. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1). Other than Barclays, the Company is not aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities or the Conversion Shares pursuant to this Agreement. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e).

3.REPRESENTATIONS AND WARRANTIES OF PURCHASERS
Each Purchaser hereby represents and warrants to the Company, severally and not jointly, that the following representations and warranties are true as of the Closing at which such Purchaser purchases a Note:
3.1Authorization. The Purchaser has full power and authority to enter into the Transaction Agreements. The Transaction Agreements to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
3.2Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Purchaser’s Note, together with any Conversion Shares that the Purchaser may acquire (collectively, the “Securities”) will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.
3.3Disclosure of Information. Purchaser acknowledges that it has received all the information it has requested from the Company and that it considers such information necessary or appropriate for deciding whether to acquire its Note. Such Purchaser represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Notes and to obtain any additional information necessary to verify the accuracy of the information given to Purchaser. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.
3.5No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Notes.
3.6Regulation M. The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Securities and other activities with respect to the Securities by the Purchasers.
3.7Residency. The Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address as disclosed to the Company in writing (which writing may be an email from the Purchaser or its agent).
3.8Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, the Purchaser has not, directly or indirectly, effected or agreed to effect any purchases or sales of securities in the Company, including Short Sales, and further agrees not to effect any Short Sales of Company’s securities until after the earlier of (a) the conversion of the Notes or (b) the Maturity Date. “Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or non-U.S. regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock). Notwithstanding the foregoing, (i) in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets, the foregoing representation shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Securities covered by this Agreement and (ii) and in the case of a Purchaser whose investment adviser utilized an information barrier with respect to the information regarding the transactions contemplated hereunder after first being contacted by the Company or such other Person representing the Company, the representation set forth above shall only apply after the point in time when the portfolio manager who manages such Purchaser’s assets was informed of the information regarding the transactions contemplated hereunder and, with respect to the Purchaser’s investment adviser, the representation set forth above shall only apply with respect to any purchases or sales, including Short Sales, of the securities of the Company on behalf of other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser after the point in time when the portfolio manager who manages the assets of such other funds or investment vehicles for which the Purchaser’s investment adviser is also an investment adviser or sub-adviser was informed of the information regarding the transactions contemplated hereunder. Other than to other persons party to this Agreement and to the Purchaser’s representatives or agents, including, but not limited to, the Purchaser’s legal, Tax and investment advisors, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transactions contemplated hereunder (including the existence and terms of such transactions). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.
3.9Broker’s and Finder’s Fees. The Purchaser has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.
3.10Restricted Securities. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Except as set forth in the Registration Rights Agreement, the Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
3.11No Public Market. The Purchaser understands that no public market now exists for the Notes, and that the Company has made no assurances that a public market will ever exist for the Notes.
3.12Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person or entity, other than the Company and its officers, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling persons, entities, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Notes or the Conversion Shares issued upon conversion.

3.13Transfer Restrictions and Legends. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144 promulgated under the Securities Act, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company certifications or other evidence reasonably acceptable to the Company to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. The Purchaser understands that the Notes and any certificates representing the Conversion Shares may bear one or all of the following legends:

(a)“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”;
(b)Any legend set forth in, or required by, the other Transaction Agreements; and
(c)     Any legend required by the securities laws of any state to the extent such laws are applicable to the Notes or Conversion Shares represented by the certificate so legended.
3.14Beneficial Ownership. The conversion by a Purchaser of any Notes will not result in such Purchaser (individually or together with any other person with whom such Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the Commission involving the Company’s securities) beneficially owning in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis unless and until the Company has obtained the Nasdaq Stockholder Approval. Such Purchaser does not presently intend to, alone or together with others, make a public filing with the Commission to disclose that it (or that it together with such other persons), as a result of its purchase and conversion of any Notes when added to any other securities of the Company, then beneficially owns in excess of 19.9% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis.

4.CONDITIONS OF PURCHASERS’ OBLIGATIONS AT CLOSING
The obligations of each Purchaser to purchase a Note at a Closing under Section 1.1 of this Agreement are subject to the fulfillment on or before such Closing of each of the following conditions, the waiver of which shall not be effective against any Purchaser who does not consent thereto.
4.1Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true on and as of the Effective Date.

4.2Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.
4.3Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing.
4.4 Proceedings and Deliverables. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents listed below shall be reasonably satisfactory in form and substance to counsel for the Purchasers, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request:
(a)this Agreement, duly executed by the Company;
(b)the Note, duly executed by the Company;
(c)a legal opinion of Covington & Burling LLP, dated as of the date of Closing and in form and substance reasonably satisfactory to the Purchasers, executed by such counsel and addressed to the Purchasers;
(d)the Registration Rights Agreement, duly executed by the Company;
(e)a certificate of the Secretary of the Company, dated as of the Closing Date certifying (i) the Certificate of Incorporation and Bylaws of the Company as in effect at the Closing Date; and (ii) resolutions of the Board of Directors approving the Transaction Agreements and the transactions contemplated under the Transaction Agreements;
(f)a certificate of an officer of the Company, certifying as to the accuracy of the representations and warranties in this Agreement and the performance of all covenants under this Agreement; and
(g)a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware.
4.5Minimum Transaction Amount. As of the Effective Date, Purchasers shall have agreed to purchase Notes representing, in the aggregate, at least $40,000,000 in principal amount.
4.6Nasdaq Listing. No suspension or removal from listing of the Common Stock on Nasdaq, and no initiation or threatening of any proceedings for delisting the Common Stock from Nasdaq, shall have occurred. The Company shall have filed with Nasdaq a Listing of Additional Shares notification form for the listing of the Conversion Shares. No objection shall have been raised by Nasdaq with respect to the consummation of the transactions contemplated by this Agreement.
5.CONDITIONS OF THE COMPANY’S OBLIGATIONS AT CLOSING
The obligations of the Company to deliver a Note to the applicable Purchaser at any Closing are subject to the fulfillment on or before such Closing of each of the following conditions by such Purchaser:
5.1Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true on and as of such Closing.
5.2Payment of Principal Amount. The Purchaser shall have delivered the Principal Amount specified in Section 1.3 on or prior to such Closing.
5.3Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of such Closing.
5.4Documents. Each Purchaser shall have delivered the following documents to the Company:
(a)this Agreement, duly executed by the Purchaser;
(b)the Note, duly executed by the Purchaser; and
(c)the Registration Rights Agreement, duly executed by the Purchaser.
6.COVENANTS
6.1Most Favored Nation. If at any time while the Notes are outstanding, the Company shall issue convertible promissory notes, Simple Agreements for Equity (SAFEs) or other similar convertible instruments to a third party that contain economic terms that are more favorable to the holder of such instrument than the terms of the Notes (such more favorable instruments, the “Favorable Instrument”), then (a) the Company shall provide prior written notice thereof to the Purchasers, together with the form of such Favorable Instrument (the "Favorable Instrument Notice”), and (b) upon written request of the holders of Notes representing a majority of the principal amount of all of the Notes then outstanding, which must include CDCM (the “Requisite Noteholders”), which request must be delivered to the Company within five days of the Favorable Instrument Notice, the Company shall amend and restate the terms and conditions of the Notes to include such more favorable economic terms included in the Favorable Instrument (excluding, for the avoidance of doubt, the repayment amount under such Favorable Instrument).

6.2Survival. The representations, warranties and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and any Closing(s) and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Purchasers or the Company, as the case may be.
6.3Registration Rights Agreement. On the Effective Date, (i) the parties hereto shall execute and deliver a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B.
6.4Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Notes as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Purchaser. The Company, on or before each Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Notes for sale to the Purchasers under applicable securities or “blue sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Purchaser.
6.5Reservation of Common Stock. The Company shall reserve and keep available, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the maximum number of Conversion Shares issuable pursuant to the conversion of the Notes, subject to obtaining the Requisite Stockholder Approval of the Authorized Share Amendment and the filing, with the Secretary of State of the State of Delaware, of the Authorized Share Amendment.
6.6Transfer Taxes. The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement, the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company has assets, or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, or the issue or delivery of the Conversion Shares pursuant to this Agreement, and will hold each Purchaser to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
6.7Tax Treatment. The parties agree and acknowledge that, for U.S. federal and applicable state and local income Tax purposes, (a) each Note shall be treated as debt and not as a “contingent payment debt instrument” within the meaning of the Treasury regulations Section 1.1245-4 and (b) the conversion of a Note into the Conversion Shares, in each case, shall be treated as non-taxable to the Purchasers, except with respect to amounts that constitute accrued and unpaid interest.
7.MISCELLANEOUS

7.1Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, or waived unless the same shall be in writing and signed by the Company and Requisite Noteholders, provided that (i) any party may give a waiver as to itself and (ii) any proposed amendment that would, by its terms, have a disproportionate and materially adverse effect on any Purchaser shall require the consent of such Purchaser(s). Notwithstanding the foregoing, (1) a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of one or more Purchasers and that does not directly or indirectly affect the rights of certain other Purchasers may be given by only the Purchaser(s) to which such waiver or consent relates.
7.2Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company at LanzaTech Global, Inc., 8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077 and to the attention of Geoff Trukenbrod (Geoff@lanzatech.com), and Joe Blasko (Joe.Blasko@lanzatech.com), and to each of the Purchasers at its address as set forth on Schedule I or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 7.2. If notice is given to the Company, a copy shall also be sent to Covington & Burling LLP, One City Center, Washington, D.C. 20001, Attn: Kerry Burke (kburke@cov.com).
7.3Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights (except by merger or in connection with another entity acquiring all or substantially all of the Company’s assets) or obligations hereunder without the prior written consent of the Purchasers. Each Purchaser may assign its respective rights hereunder provided that (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

7.4Execution and Counterparts. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
7.5Governing Law. This Agreement shall be governed by the internal law of the State of New York, without regard to the conflicts of laws provisions thereof.
7.6Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the New York Supreme Court, County of New York, or the United States District Court for the Southern District of New York, for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the New York Supreme Court, County of New York, or the United States District Court for the Southern District of New York and to the jurisdiction of the New York Supreme Court, County of New York, or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
7.7Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their good faith reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.
7.8Headings. The headings in this Agreement are for convenience only and shall not limit or otherwise affect the meaning hereof.
7.9Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. The decision of each Purchaser to acquire Securities pursuant to the Transaction Agreements has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group (including, without limitation, a “group” within the meaning of Section 13(d)(3) of the Exchange Act) with respect to such obligations or the transactions contemplated by the Transaction Agreements. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the securities or enforcing its rights under the Transaction Agreements. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Agreements, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Purchasers has been provided with the same Convertible Note Purchaser Agreement for the purpose of closing a transaction with multiple Purchasers and not because it was required or requested to do so by any Purchaser. It is expressly understood that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.
7.10Fees and Expenses. The Company shall pay the reasonable fees and expenses of legal counsel for CDCM incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed, in the aggregate, $150,000. In any suit, action or other proceeding arising out of or based upon this Agreement, the prevailing party shall be entitled to recover its reasonable expenses and costs in connection with such any suit, action or other proceeding arising out of or based upon this Agreement, including reasonable attorneys’ fees.
7.11No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
7.12Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Agreements constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
    COMPANY:
    LANZATECH GLOBAL, INC.

By:
Name:
Title:

[Signature Page to Convertible Note Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASER:
[__]
By:
Name:
Title:

[Signature Page to Convertible Note Purchase Agreement]

Schedule I
Initial Closing: [__], 2024

Purchaser	Principal Amount of Note

Total	$150,000,000

Exhibit A
Form of Convertible Promissory Note

Exhibit B
Registration Rights Agreement

Exhibit C
Forms of U.S. Tax Compliance Certificate